EXHIBIT 1.1
AmerUs Group Co.
5.95% Senior Notes due 2015

Underwriting Agreement
August 2, 2005
Goldman, Sachs & Co.,
   85 Broad Street,
   New York, New York 10004
J.P. Morgan Securities Inc.
   270 Park Avenue
   New York, New York 10017
Ladies and Gentlemen:
     AmerUs Group Co., an Iowa corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $300,000,000 principal amount of the Notes specified above (the “Securities”).
     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (a) A registration statement on Form S-3 (File No. 333-126547) (the “Initial Registration Statement”) in respect of the Securities and certain other securities of the Company and certain of its subsidiaries has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement in the form heretofore delivered to you, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Initial Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933 (the “Act”), is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective but excluding Form T-1, each as amended at the time such part of the Initial Registration Statement became effective are hereinafter collectively called the “Registration Statement”; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the “Prospectus” and including both the basic prospectus included in the Registration Statement and the prospectus supplement relating to the Securities, are referred to herein as the “Basic Prospectus” and the “Prospectus Supplement”, respectively; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing;
     (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Goldman, Sachs & Co. and J.P. Morgan Securities Inc. expressly for use in the Prospectus as amended or supplemented;
     (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Goldman, Sachs & Co. and J.P. Morgan Securities Inc. expressly for use therein;
     (d) Neither the Company nor any of its significant subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X (each a “Subsidiary” and, collectively, the “Subsidiaries”), has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, except for losses or interferences, as would not be expected, individually or in the aggregate, to have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries considered as one enterprise (any such individual or aggregate event being herein referred to as a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company or any of its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus;
     (e) (i) The Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens (other than liens for taxes not yet due and payable), encumbrances and defects except such as are described in the Prospectus; and (ii) any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material or do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries; except, in the case of each of clause (i) and clause (ii), where failure to hold such title or lease would not result, individually or in the aggregate, in a Material Adverse Effect;
     (f) (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Iowa, (ii) each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation (except for Subsidiaries incorporated under the laws of the State of Iowa, which shall be considered to be in good standing if they are validly existing), and (iii) each of the Company and its Subsidiaries has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification with such exceptions, in the case of each of clause (ii) and this clause (iii), as would not, individually or in the aggregate, be expected to have a Material Adverse Effect;
     (g) Each of the Company and its Subsidiaries that are required to be organized and licensed or registered as insurance companies or under an insurance company holding company act (the “Insurance Companies”) is, if required, licensed or registered as an insurance company or under an insurance holding company act in its respective jurisdiction of organization or incorporation, as the case may be, and is duly licensed or authorized or registered, as the case may be, in each other jurisdiction where it is required to be so licensed or authorized or registered to conduct its business as described in the Prospectus, in each case with such exceptions, individually or in the aggregate, as would not affect the validity or enforceability of the Securities, or adversely affect the Securities’ issuance or the transactions contemplated hereby or be expected to have a Material Adverse Effect; each of the Insurance Companies is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information (“Notices”) required to be filed thereunder, in each case, with such exceptions, individually or in the aggregate, as would not affect the validity or enforceability of the Securities, or adversely affect the Securities’ issuance or the transactions contemplated hereby or be expected to have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, no Insurance Company has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such insurance regulatory authority is needed to be obtained by any of the Insurance Companies in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would affect the validity or enforceability of the Securities, or adversely affect the Securities’ issuance or the transactions contemplated hereby or be expected to have a Material Adverse Effect;
     (h) Without limiting the foregoing, each of the Insurance Companies has filed all Notices pursuant to, and has obtained all Approvals required to be obtained under, and has otherwise complied with all requirements of, all applicable insurance laws and regulations in connection with the issuance and sale of the Securities, in each case with such exceptions, individually or in the aggregate, as would not affect the validity or enforceability of the Securities, or adversely affect the Securities’ issuance or the transactions contemplated hereby or be expected to have a Material Adverse Effect;
     (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable; none of the outstanding shares of the Company’s capital stock was issued in violation of preemptive or similar rights of any of its security holders; and all of the issued shares of capital stock of each Subsidiary of the Company (i) have been duly and validly authorized and issued, are fully paid and non assessable and (ii) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and except in the case of each of clause (i) and (ii) as disclosed in the Prospectus or such as would not be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (j) The Securities have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement and authenticated by the Trustee (as defined below) in accordance with the terms of the Indenture (as defined below), will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated on or before the date of the Time of Delivery (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Company and as of the Time of Delivery will have been duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus;
     (k) This Agreement has been duly authorized, executed and delivered by the Company;
     (l) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the charter or other organizational documents or bylaws of the Company or any of its Subsidiaries and (iii) will not result in any violation of the provisions of any statute or any order, rule or regulation of any court, insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification (each, a “Consent”) of or with any such court insurance regulatory authority or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except (i) such Consents as may be required under state or foreign securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (ii) such other Consents, the failure of which to obtain would not affect the validity or the enforceability of the Securities or adversely affect the Securities’ issuance or the transactions contemplated hereby;
     (m) The statements set forth in the Prospectus Supplement under the caption “Description of the Notes” and in the Basic Prospectus under the caption “Description of the Debt Securities” insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, and under the captions in the Prospectus Supplement “United States Federal Income Tax Considerations for Non-U.S. Holders” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize such provisions in all material respects;
     (n) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would be expected, individually or in the aggregate, to have a Material Adverse Effect; and to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others that would be expected, individually or in the aggregate, to have a Material Adverse Effect;
     (o) None of the Company or any of its Subsidiaries is, or, after giving effect to the offering and sale of the Securities, will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (p) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (it being understood that in accordance with generally accepted accounting principles and the applicable rules and regulations of the Commission under the Act and the Exchange Act, the Company’s financial statements for interim periods do not include all of the information and footnotes required for annual financial statements under generally accepted accounting principles) and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

     (q) Ernst & Young LLP, who have each certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder; and KPMG, who have certified certain financial statements of the Company and its subsidiaries was, at such time, independent within the meaning of the Act and the applicable rules and regulations of the Commission thereunder;
     (r) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
     (s) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
     (t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures were effective as of the end of the quarter ended June 30, 2005, and the Company is not aware of any material weakness in such disclosure controls and procedures, it being understood that the management of the Company has not conducted an evaluation of the effectiveness of such disclosure controls and procedures for any period after June 30, 2005.
     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.521% of the principal amount thereof, plus accrued interest, if any, from August 5, 2005 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

     4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co. and J.P. Morgan Securities Inc., against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts that are specified by the Company to Goldman, Sachs & Co. and J.P. Morgan Securities Inc. at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. and J.P. Morgan Securities Inc. for checking prior to the Time of Delivery (as defined below). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 5, 2005 or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.
     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(j) hereof, will be delivered at the offices of: Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Securities will be delivered at the office of DTC or its designated custodian, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:30 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with each of the Underwriters:
     (a) To prepare the Prospectus as amended or supplemented in relation to the Securities in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of this Agreement relating to the Securities and prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you promptly of any such amendment or supplement after the Time of Delivery and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such period, to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its reasonable best efforts promptly to obtain the withdrawal of such order;
     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for a period not to exceed the earlier of (i) the date six months after the date of the Prospectus as amended or supplemented and (ii) the date on which you shall determine that the distribution of the Securities is complete, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus as amended or supplemented in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus as amended or supplemented in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;
     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (e) During the period beginning from the date hereof to and including the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any debt securities of the Company which mature more than one year after the Time of Delivery and which are substantially similar to the Securities, without the prior written consent of each Underwriter.

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities, not including the fees and disbursements of counsel for the Underwriters; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus as amended or supplemented in relation to the Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex I(a) hereto), dated the Time of Delivery, as you may reasonably request, and such counsel shall have received such papers and information from the Company as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, Sullivan & Cromwell LLP may rely as to matters of Iowa law upon the opinion of Joseph K. Haggerty, Esq., referred to in Section 7(d) hereof;

     (c) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(b) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:
     (i) Insofar as the laws of the State of New York are concerned, the Securities have been duly executed and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;
     (ii) Insofar as the laws of the State of New York are concerned, the Indenture has been duly executed and delivered and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;
     (iii) The statements set forth in the Prospectus Supplement under the caption “Description of the Notes” (other than under the sub-caption “Book-Entry Only Issuance — The Depositary Trust Company”) and in the Basic Prospectus under the caption “Description of the Debt Securities,” in each case as included in the Prospectus as amended or supplemented, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, fairly summarize such provisions in all material respects;
     (iv) The statements set forth in the Prospectus Supplement under the caption “Underwriting” as included in the Prospectus as amended or supplemented, insofar as it purports to describe the provisions of the laws and documents referred to therein, fairly summarize such provisions in all material respects;
     (v) Under current United States federal income tax law, although the discussion set forth in the Prospectus Supplement under the caption “Certain Material United States Federal Income Tax Consequences for Non-U.S. Holders” as included in the Prospectus as amended or supplemented does not purport to summarize all possible United States federal income tax consequences of the acquisition, ownership, and disposition of the notes by Non-U.S. Holders, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences that are anticipated to be material to Non-U.S. Holders who purchase the notes pursuant to the Prospectus Supplement, subject to the qualifications set forth therein;
     (vi) The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus Supplement will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;
     (vii) The execution and delivery by the Company of this Agreement and the Indenture and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance and sale of the Securities, will not violate or conflict with, or result in any contravention of, any Applicable Law. Such counsel need not express any opinion, however, as to whether the execution, delivery or performance by the Company of this Agreement or the Indenture will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries;
     (viii) No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of each of this Agreement or the Indenture by the Company or the consummation by the Company of the transactions contemplated thereby. “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any other party (other than the Company) in the transactions contemplated by this Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties. “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws. “Applicable Laws” means those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement and the Indenture (other than the United States federal securities laws, state insurance or state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; and
     (ix) Insofar as the laws of the State of New York are concerned, this Agreement has been duly executed and delivered by the Company.
     In rendering such opinion, such counsel may state that their opinion is limited to matters governed by Applicable Law and that they understand that, as to matters of Iowa law, you are relying on the opinion to be delivered pursuant to Section 7(d) of this Agreement. Such opinion shall also be to the effect that the Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein or excluded therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus as amended or supplemented, except for those referred to in the opinion in subsection (iii), (iv) and (v) of this Section 7(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein or excluded therefrom, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein or excluded therefrom, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.
     (d) Joseph K. Haggerty, Esq., Senior Vice President and General Counsel to the Company, as counsel to the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex I(c)), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:
     (i) Insofar as the laws of the State of Iowa are concerned, the Securities have been duly authorized, executed, and delivered;
     (ii) Insofar as the laws of the State of Iowa are concerned, the Indenture has been duly authorized, executed and delivered by the Company;
     (iii) (A) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Iowa; (B) each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation (except for Subsidiaries incorporated under the laws of the State of Iowa, which shall be considered in good standing if they are validly existing); and (C) each of the Company and its Subsidiaries has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, with such exceptions, in the case of clause (B) and this clause (C), as would not, individually or in the aggregate, be expected to have a Material Adverse Effect;

     (iv) All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, with such exceptions as would not be expected to have a Material Adverse Effect, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Prospectus as amended or supplemented, except such as could not be reasonably expected to interfere with the Company’s ownership or control of such Subsidiary;
     (v) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable;
     (vi) To such counsel’s knowledge, and other than as set forth in the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would be expected, individually or in the aggregate, to have a Material Adverse Effect; and to such counsel’s knowledge, and other than as set forth in the Prospectus as amended or supplemented, no such proceedings are threatened or contemplated by governmental authorities or threatened by others that would be expected, individually or in the aggregate, to have a Material Adverse Effect;
     (vii) Each of the Insurance Companies, is, if required, licensed or registered as an insurance company or under an insurance holding company act in its respective jurisdiction of organization or incorporation, as the case may be, and is duly licensed or authorized or registered, as the case may be, in each other jurisdiction where it is required to be so licensed or authorized or registered to conduct its business as described in the Prospectus as amended or supplemented, in each case with such exceptions, individually or in the aggregate, as would not be expected to have a Material Adverse Effect;
     (viii) No Consent of or with any court or governmental agency or body of the State of Iowa having jurisdiction over the Company, any of its Subsidiaries or any of their properties is required for the issue and sale of the Securities, or the consummation by the Company of the transactions contemplated by this Agreement, except (A) such Consents as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (B) such other Consents, the failure of which to obtain would not affect the validity or enforceability of the Securities or adversely affect the Securities’ issuance or the transactions contemplated hereby;
     (ix) The issue and sale of the Securities being delivered at the Time of Delivery by the Company pursuant to this Agreement and the execution, delivery and performance of this Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in (A) a breach or violation of any of the provisions of the charter or other organizational documents or bylaws of the Company or any of its

Subsidiaries, (B) a breach of violation of any applicable statute or any order, rule or regulation of any court or insurance or other regulatory agency or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets or (C) a default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound, other than, in the case of clause (B) and (C), breaches, violations or defaults that, individually or in the aggregate, would not be expected to have a Material Adverse Effect. Such counsel need not express any opinion, however, as to whether the execution, delivery or performance by the Company of this Agreement or the Indenture will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries; and
     (x) This Agreement has been duly authorized, executed and delivered by the Company.
     In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the laws of the State of Iowa.
     (e) On the date of this Agreement at a time prior to the execution of this Agreement, and at the Time of Delivery, Ernst & Young LLP and KPMG shall each have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto and Annex III (the executed copy of the letter from Ernst & Young LLP delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter from Ernst & Young LLP to be delivered at the Time of Delivery is attached as Annex II(b) hereto, and the executed copy of the letter from KPMG delivered prior to the execution of this Agreement is attached as Annex III(a) hereto and a draft of the form of letter from KPMG to be delivered at the Time of Delivery is attached as Annex III(b) hereto);
     (f) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company or its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

     (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s or any Subsidiary’s debt securities or the Company’s or any Subsidiary’s financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any Subsidiary’s debt securities or the Company’s or any Subsidiary’s financial strength or claims paying ability;
     (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (“NYSE”) or on the National Association of Securities Dealers Automated Quotations National Market (“NASDAQ”); (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;
     (i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.
     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by Goldman, Sachs & Co. and J.P. Morgan Securities Inc. expressly for use therein, provided further, that with respect to any such untrue statement in or omission from the Prospectus Supplement, dated July 29, 2005, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, liability, claim, damage or expense was in an initial resale by an Underwriter and any such loss, liability, claim, damage or expense with respect to any Underwriter results from the fact that both (i) a copy of the Prospectus as amended or supplemented was not sent or given to such person, to the extent required by applicable law, at or prior to the written confirmation of the sale of the Securities to such person and (ii) the untrue statement in or omission from the Prospectus Supplement, dated July 29, 2005, was corrected in the Prospectus as amended or supplemented.
     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Goldman, Sachs & Co. and J.P. Morgan Securities Inc. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.
     9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.
     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse Goldman, Sachs & Co. and J.P. Morgan Securities Inc. for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.
     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co. at 85 Broad Street, New York, New York 10004, Attention: Registration Department and J.P. Morgan Securities Inc. at 270 Park Avenue, New York, New York 10017, Attention: High Grade Syndicate Desk; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at an address which will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     17. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     18. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     20. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, AmerUs Group Co.
By:	/s/ Melinda S. Urion
	Name:	Melinda S. Urion
	Title:	EVP & CFO

Accepted as of the date hereof:
Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)
J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi

Name: Robert Bottamedi
Title: Vice President

SCHEDULE I

Principal
Amount of
Securities to
be
Underwriter	Purchased
Goldman, Sachs & Co.	$150,000,000
J.P. Morgan Securities Inc.	$150,000,000

Total	$300,000,000

Annex I(a)
[Form of Opinion of Sullivan & Cromwell LLP]

Annex I(b)
[Form of Opinion of Skadden, Arps, Slate, Meagher & Flom]

Annex I(d)
[Form of Opinion of Joseph K. Haggerty, Esq., General Counsel to the Company]

Annex II(a)
[Copy of Ernst & Young LLP Comfort Letter to be delivered at signing]

Annex II(b)
[Form of Ernst & Young Comfort Letter to be delivered at the Time of Delivery]

Annex III(a)
[Copy of KPMG Comfort Letter to be delivered at signing]

Annex III(b)
[Form of KPMG Comfort Letter to be delivered at the Time of Delivery]